Exhibit 5

                  OPINION OF LUSE GORMAN POMERENK & SCHICK, PC


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                  [LETTERHEAD OF LUSE GORMAN POMERENK & SCHICK]

April 28, 2010

Board of Directors
First Niagara Financial Group, Inc.
726 Exchange Street
Suite 618
Buffalo, NY 14210

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the issuance of First Niagara Financial Group, Inc. (the "Company") common stock, par value $.01 per share (the "Common Stock"), pursuant to the Harleysville National Corporation 1993 Stock Incentive Plan, Harleysville National Corporation 1998 Independent Directors Stock Option Plan, as Amended, Harleysville National Corporation 1998 Stock Incentive Plan, Harleysville National Corporation 2004 Omnibus Stock Incentive Plan, as Amended and Restated, East Penn Financial Corporation 1999 Independent Directors Stock Option Plan, as Amended, East Penn Financial Corporation 1999 Stock Incentive Plan, Chester Valley Bancorp, Inc. 1997 Stock Option Plan, Willow Financial Bancorp, Inc. Amended and Restated 1999 Stock Option Plan, and Willow Financial Bancorp, Inc. Amended and Restated 2002 Stock Option Plan (collectively referred to as the "Stock Option Plans"). We have reviewed the Company's Articles of Incorporation, Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

     Based on the foregoing, we are of the following opinion:

     Upon the effectiveness of the Form S-8, the Common Stock, when issued in connection with the exercise of options granted pursuant to the Stock Option Plans, will be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                       Very truly yours,


                                       /s/ Luse Gorman Pomerenk & Schick, PC
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                                       LUSE GORMAN POMERENK & SCHICK
                                       A Professional Corporation